UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ		07078
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	1

Item 9.01. Financial Statements and Exhibits.	1

Signatures	2

Exhibits

PURPOSE OF FILING

The purpose of this filing is to report that: (i) Austin A. Adams has joined our Board of Directors effective as of April 2, 2007; and (ii) Ronald L. Kuehn, Jr. has informed us of his decision to retire from our Board of Directors effective as of September 30, 2007.

(i)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2007, we issued a press release announcing that Austin A. Adams was appointed to our Board of Directors effective as of April 2, 2007. It has not yet been determined on which Board committees Mr. Adams will serve. Mr. Adams will receive the standard compensation amounts payable to non-employee directors as described in our Proxy Statement, including an initial stock option grant in connection with his appointment, and he will enter into our standard form of Indemnification Agreement.

We also announced that Ronald L. Kuehn, Jr. will be retiring from our Board of Directors effective as of September 30, 2007.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
99.1	Press Release of The Dun & Bradstreet Corporation, dated April 2, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Jeffrey S. Hurwitz
Jeffrey S. Hurwitz Senior Vice President, General Counsel and Corporate Secretary

DATE: April 2, 2007

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